Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shaw Hong, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of OmniVision Technologies, Inc. for the quarterly period ended January 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of OmniVision Technologies, Inc. A signed original of this written statement required by Section 906 has been provided to OmniVision Technologies, Inc. and will be retained by OmniVision Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 8, 2013

	By:	/s/ SHAW HONG
Shaw Hong
Chief Executive Officer and Director
(Principal Executive Officer)

I, Anson Chan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of OmniVision Technologies, Inc. for the quarterly period ended January 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of OmniVision Technologies, Inc. A signed original of this written statement required by Section 906 has been provided to OmniVision Technologies, Inc. and will be retained by OmniVision Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 8, 2013

	By:	/s/ ANSON CHAN
Anson Chan
Chief Financial Officer
(Principal Financial and Accounting Officer)